                                                                   EXHIBIT 99.1


                    [LOGO OF REGENCY REALTY APPEARS HERE]






              [Collage of Color Photographs of Shopping Centers]




         The First National Operating, Ownership and Services Company
               Focused on Grocery-Anchored Infill Retail Centers

                     [LOGO OF REGENCY REALTY APPEARS HERE]

In addition to historical information, this presentation contains forward-looking statements under the Federal Securities Law. These statements are based on current expectations, estimates, and propositions about the industry and markets in which Pacific Retail Trust and Regency Realty operate, management's beliefs and assumptions made by management.

Forward-looking statements are not guarantees of future performance and involve certain credit risks and uncertainties, which are difficult to predict.

Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, weather, obtaining government approvals, and meeting development schedules, and therefore may differ materially from what is expressed or forecasted in the presentation.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                               SUMMARY OF MERGER


 . Share Exchange Ratio             0.48:1.0

 . Name                             Regency Realty Corporation

 . Total Market Capitalization(1)   $2.030 Billion

 . Total Book Assets                $2.184 Billion

 . Board Composition                4 Independent from Regency, 3 Independent
                                   from Pacific Retail, 3 from Management, 3 from Security Capital U.S. Realty

 . Senior Management                Martin Stein, Jr. - Chairman and Chief
                                   Executive Officer
                                   Mary Lou Rogers - President and Chief
                                   Operating Officer

 . Headquarters                     Jacksonville, Florida

 . Regional Offices                 Atlanta, Cincinnati, Denver, Dallas, Los
                                   Angeles, St. Louis, San Francisco, Seattle

 . Proposed Time Table              Joint Proxy Statement filed -- October 9,
                                   1998
                                   Mail Joint Proxy Statement to Shareholders -- November 13, 1998
                                   Shareholder Vote / Closing -- December 1998


(1) Equity market capitalization based on October 9, 1998 share price of $20.50.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                             RATIONALE FOR MERGER

 . Favorable financial impact

  . Enhanced and more sustainable FFO growth rate

  . Strengthened capital structure

  . Immediate and long-term accretion


 . Creates a national platform

  . Grocery-anchored infill strategy

  . Research-based Retail Operating System

  . Customer-driven development program


 . Enhanced management team

  . Similar systems and cultures

  . Operating and development capabilities

  . Customer relationships

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                          FINANCIAL IMPACT OF MERGER

 . Higher FFO growth rate


 . Strengthened capital structure

  . Doubles total book assets to $2.2 billion

  . Reduces debt from 35.8% to 30.7%

  . Provides $600 million of credit capacity


 . Immediate and long-term accretion

  . Financial and operating synergies of $5.1 million

  . FFO accretion of $0.03 in 1999 and $0.06 in 2000

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                         CREATING A NATIONAL PLATFORM


              --------------------------------------------------
                194 Centers Operating or Under Development

                $2.2 Billion Total Assets

                22.5 Million Square Feet
              --------------------------------------------------



               [Map indicating locations of Regency and Pacific
                    Retail Properties and Targeted Markets]

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                       NEIGHBORHOOD INFILL RETAIL CENTERS
                                    ------


[Aerial Photograph of        [Color photograph of        [Illustration of
   Shopping Center            Kroger Anchor Store]        Shopping Center
      Location]                                              Layout]



   Protected Infill            Necessity-driven             Retenanting/
             ------                Demand                 Remerchandising
      Locations                (Grocery Anchors)            Opportunities

                     [LOGO OF REGENCY REALTY APPEARS HERE]





                      Research-Driven Investment Strategy


                                             Regency              National
                                           Average/(1)/           Average
                                           ------------           --------

Population                                    75,000                 N/A

Average Household Income                     $66,660               $53,473

Projected 5-Year Population Growth             10.4%                 4.3%



(1) For population within 3-mile radius of Regency retail centers. Includes Pacific Retail centers.

                     [LOGO OF REGENCY REALTY APPEARS HERE]



                      Attractive Trade Area Demographics





    [Color photograph of Hyde               Primary Trade Area Analysis
         Park Kroger]                       ---------------------------

                                         Household Income         $55,245
   Case Study: Hyde Park Plaza           Population               113,185
               Cincinnati, Ohio          Kroger/Thriftway Sales   $68.2 Million
                                         Weekly Shopper Visits     43,400



                                                 [Color Map of
                                                   Hyde Park
                                                  Trade Area]

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                      DOMINANT GROCERS = FRANCHISE VALUE


Primary Trade Area (PTA)
                                . Grocer is primary traffic generator

                                . Consumers average 2.2 trips per week to
 [Color Map Showing               grocery store
 North Hills Primary
    Trade Area]                 . Focus on dominant grocers in the
                                  submarket (ranked #1 or #2 in PTA)

                                . Target grocery chain's top stores
   North Hills Plaza                                     ---
     Austin, Texas


Note: Ranked by gross sales.
Source: Trade Dimensions.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                      DOMINANT GROCERS = FRANCHISE VALUE


                            Number of           Regency              Chain
                              Stores        Average/(1)(2)/     Average/(2)(3)/
                            ---------       ---------------     ---------------

Publix                          25              $22,623              $19,534

Kroger                          23              $25,536              $17,336

Safeway/Vons                    18              $23,777              $15,547

Winn-Dixie                      14              $12,827              $11,700

Tom Thumb/Randall's             10              $24,099              $20,211

Albertsons/Max Foods             9              $18,034              $17,076

Fred Meyer/QFC/Ralphs/
  Food 4 Less/Hughes             7              $19,992              $15,661
                                                -------              -------
      AVERAGE/(4)/                              $21,000              $17,500


   $21 Million Annual Sales Translates into 14,000 Shopper Visits Each Week

(1) Based on stores reporting sales.
(2) In thousands.
(3) Source: Trade Dimensions and companies' financial reports.
(4) Includes all stores in portfolio reporting sales.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                      DOMINANT GROCERS = FRANCHISE VALUE


                                                Regency               Chain
                                              Average/(1)/        Average/(2)/
                            Number of         (Per Square         (Per Square
                              Stores             Foot)               Foot)
                            ---------         ------------        ------------

Publix                          25              $518.98              $436.00

Kroger                          23              $438.02              $403.00

Safeway/Vons                    18              $554.11              $495.08

Winn-Dixie                      14              $286.94              $278.00

Tom Thumb/Randall's             10              $466.85              $457.13

Albertsons/Max Foods             9              $356.73              $417.60

Fred Meyer/QFC/Ralphs/
  Food 4 Less/Hughes             7              $415.81              $419.58
                                                -------              -------
      AVERAGE/(3)/                              $437,09              $398.21



(1) Based on stores reporting sales.
(2) Source: Trade Dimensions and companies' financial reports.
(3) Includes all stores in portfolio reporting sales.

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                         Cycle-Resistant Property Type




 . Grocery anchors
                                                    Grocery Sales
  . Provide daily use goods

  . Sustainable sales per square foot

  . Credit tenants

  . Long-term leases                     [Graph Showing Amount of Grocery Sales
                                                       By Year]

 . Limited supply

  . Infill locations

  . Highly fragmented industry

  . Lack of institutional capital

                                       Source: Progressive Grocer Annual Report.

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                       Adding Value through Retenanting/
                         Remerchandising Opportunities




     Trade Area Analysis                           Remerchandising Plan



[Color Map Showing Northeast                 [Illustration Showing Casa Linda
     Dallas Trade Area]                          Remerchandising Plan]



       Northeast Dallas                               Casa Linda Plaza

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                       Creating Value through Regency's
                         Preferred Customer Initiative


           . Multiple locations with 79 leading retailers nationwide


           . Regency's PCI program builds a national brand


           . National roll-out of innovative new retail concepts



                [Color Photographs of Preferred Customer Signs]

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                          CUSTOMER-DRIVEN DEVELOPMENT


 . $446 million developments/redevelopments

 . Development driven by leading
  grocery anchors

 . 50%-75% pre-leasing
  before construction
  ------                                                [Map Showing
                                              Development Property Locations]

 . 10.5%+ average yield
  on current development
  projects

 . 11 Kroger-anchored shopping center
  developments in process or under contract

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                         Customer-Driven Redevelopment

                               . Excellent infill location in high-growth market

                               . Anticipated completion in February 1999
[Aerial Photograph of
 Roswell Village]              . Projected stabilized yield of 10.5%

                               . 6 additional Publix-anchored shopping center
                                 developments in process or under contract

[Illustration of Roswell Village]

     Roswell Village
Roswell (Atlanta), Georgia

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                             THIRD-PARTY SERVICES


23 Eckerd build-to-suits in process
       or under contract

[Color Photograph of Eckerd Store]


                                                [Color Photograph of Stein Mart]

                                                    16 new stores identified
                                                or opened for Stein Mart in 1998


                Generating $7 million of gross profits in 1998

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                             FFO PER SHARE GROWTH




               [Bar Graph Showing FFO Per Share Growth By Year]




(1) First Call consensus estimates.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                           ATTRACTIVE VALUATION/(1)/

                              1999 FFO Multiples




                 [Bar Graph Showing Peer Group FFO Multiples]




(1) Stock prices as of October 9, 1998. First Call consensus estimates.


            $23 Stock Price at 9.3x Average Multiple for Peer Group

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                          EXPERIENCED MANAGEMENT TEAM



    Name                              Title                  Years in Industry
    ----                              -----                  -----------------

Martin E. Stein, Jr.    Chairman and Chief Executive Officer         21

Mary Lou Rogers         President and Chief Operating Officer        20

Bruce Johnson           Chief Financial Officer                      26

James Buis              Managing Director - Investments Southwest    26

John Delatour           Managing Director - Operations West          15

Bob Gillander           Managing Director - Investments Atlantic     19

Brian Smith             Managing Director - Investments Pacific      15

Jim Thompson            Managing Director - Operations East          17

Lee Wielansky           Managing Director - Investments Midwest      15


          Total of 40 Officers with an Average of 18 Years Experience

                     [LOGO OF REGENCY REALTY APPEARS HERE]



                [Color Photograph Collage of Shopping Centers]



         THE FIRST NATIONAL OPERATING, OWNERSHIP AND SERVICES COMPANY
               FOCUSED ON GROCERY-ANCHORED INFILL RETAIL CENTERS

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                             FINANCIAL SUMMARY/(1)/



In thousands
(except per share data)               Regency          Pacific        Combined
                                      -------          -------        --------

Total Book Assets                    $1,139,258       $1,045,040     $2,184,298

Equity Market Capitalization/(2)/    $  681,759       $  749,712     $1,278,905

Common Shares Outstanding/(3)/           29,722           68,048         62,386

Preferred Stock                      $   80,000       $        0     $   80,000

Line of Credit Outstanding           $   89,731       $  173,600     $  263,331

Term Debt                            $  317,796       $   90,236     $  408,032

Total Debt/Total Book Assets               35.8%            25.3%          30.7%

Dividend Per Share                   $     1.76       $     0.76     $     1.76

Fully Diluted FFO Per Share/(4)/     $     2.25       $     1.01             NA

Payout Ratio                               78.2%            75.3%       75 - 78%



(1) As of June 30, 1998.
(2) Equity market capitalization based on October 9, 1998 share price of $20.50.
(3) Includes redeemable operating partnership units outstanding and Pacific Retail's preferred stock which is convertible 1:1.
(4) Regency Realty FFO based on First Call consensus estimate.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

              IMPLIED CAPITALIZATION RATE FOR PACIFIC RETAIL/(1)/



Common Stock/(2)/                                          $  727.75

Preferred Stock and Total Liabilities                         308.40
                                                           ---------
    Total Asset Value                                      $1,036.15

Development Pipeline                                          (15.25)

Third Party and For Sale Assets                                (6.23)

Other Assets/(3)/                                             (17.08)

    Total Cost of Shopping Centers                         $  997.59
                                                           ---------
Adjusted Net Operating Income                              $   89.74
                                                           =========


NOI YIELD/CAPITALIZATION RATE                                    9.0%


(1) As of June 30, 1998. In millions, except percentages.
(2) Includes redeemable operating partnership units.
(3) Includes land held for future development, value of tax-exempt debt, and other assets.

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                         MERGER = ECONOMIC VALUE ADDED


Pacific Retail Initial NOI Yield                                9.2%

Expected NOI Growth Rate                                        3.0%
                                                               ----
     Total Unleveraged Return                                  12.2%

Regency Long-Term Cost of Capital:

  Equity                                                       13.5%

  Debt                                                          7.5%
                                                               ----
     Total Cost of Capital (60% equity, 40% debt)              11.1%



Total Return in Excess of Cost of Capital                      110 bps

                     [LOGO OF REGENCY REALTY APPEARS HERE]


               Current Valuation = Discount Net Asset Value/(1)/




      Adjusted Net Operating Income                      $  192.16
      Capitalization Rate/(2)/                                8.88%
                                                         ---------
         Value of Operating Properties                   $2,163.60


      Development Pipeline                               $   27.25
      Third Party and For Sale Assets                        59.24
      Other Assets/(3)/                                      55.35
                                                         ---------
         Total Value of Assets                           $  141.84

      Preferred Stock and Liabilities                      (816.36)
                                                         ---------
         Net Asset Value                                 $1,489.08


      Fully Diluted Common Shares                            60.92
                                                         ---------
         Net Asset Value Per Share                       $   24.44

      Share Price (as of October 9, 1998)                $   20.50


  Premium/(Discount) to Net Asset Value                      (19.2%)




(1) As of June 30, 1998. In millions, except per share amounts and percentages.
(2) Blended cap rate of 9.00% for Regency's properties and 8.75% for Pacific's properties.
(3) Includes investments in unconsolidated partnerships, cash and cash equivalents and other tangible assets.

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                   Sustainable Growth at a Compelling Price


                                1999 FFO       '97-'99 FFO        FFO
                              Multiple/(1)/     CAGR/(1)/     Growth Ratio
                              -------------    -----------    ------------

REGENCY                          8.3x             12.0%           0.69x

Kimco                            9.9x             16.7%           0.59x

New Plan Excel                   9.1x             14.3%           0.63x

Developers Diversified           7.9x             11.3%           0.70x

Weingarten                      10.5x              7.8%           1.35x

Federal Realty                   9.3x              5.9%           1.57x
                                ------            ------          -----

    Peer Group Average           9.3x             11.2%           0.97x



(1) Stock prices as of October 9, 1998. First Call consensus estimates.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                         CAPITALIZATION MEASURES/(1)/

                             Equity        Debt to Total           Floating Rate         Fixed Charge
                          Market Value         Market              Debt to Total           Coverage
                          in Millions      Capitalization      Market Capitalization      Ratio/(2)/
                          ------------     --------------      ---------------------     ------------
REGENCY                     $1,278.9           33.1%                    8.7%/(3)/            4.1x

Kimco                       $2,118.6           28.4%                    0.6%                 3.0x

New Plan                    $2,078.9           27.1%                    0.0%                 3.7x

Weingarten                  $1,088.3           30.0%                    6.2%                 3.4x

Federal Realty              $  853.3           42.9%                    7.0%                 2.3x

Developers Diversified      $  983.3           40.9%                    7.3%                 2.4x

(1) Based on Q2 financial information. Stock prices as of October 9, 1998.
(2) Based on "Comparative Valuation of REITs," Merrill Lynch & Co., October 7, 1998.
(3) Adjusted for July 1998 $100 million debt offering.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                  SECURITY CAPITAL U.S. REALTY OWNERSHIP/(1)/


                                                 Value of Investment
                                         ------------------------------------
                             Percent          Before
                  Shares    Ownership    Announcement/(2)/    Current/(3)(4)/
                  ------    ---------    -----------------    ---------------

Pacific Retail     47.0       69.0%           $610.8               $462.3

Regency            11.7       39.4             274.7                240.3
                   ----       ----            ------               ------
    Total/(4)/     34.3       54.9%           $885.5               $702.6


(1) In millions, except percentages.
(2) Based on September 23, 1998 stock price of $23.4375 for Regency and $13.00 stock price of last equity offering for Pacific Retail.
(3) Based on October 9, 1998 stock price of $20.50.
(4) Exchange ratio of 0.48 applied to Pacific Retail shares.

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                            Retail Merger Analysis


                                           Implied FFO/(2)/
  Company               Premium/(1)/        Multiple Paid        Accretion/(3)/
  -------               -----------        ---------------       ---------

Regency/Pacific Retail       N/A                  9.2x               1.2%


Kimco/Price                  9.8%                11.6x               4.6%
New Plan/Excel              33.1%                15.8x              (4.0)%
Bradley/Mid-America        (12.4)%                2.7x               2.7%
                         -----------         -------------        ---------
     Average                10.2%                10.0x               1.1%




(1)Based on average closing share prices for the 30 days prior to transaction announcement.
(2)FFO multiples are based on analysts' consensus for the calendar year following the merger announcement.
(3)Based on analysts' consensus estimates and accretion amounts provided by management for the first full year of operations following the merger announcement.

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                         Capital Allocation by Market


                                                                    % of
                                  Committed           % of        Committed
  Market               GLA       Investment/(1)/    Total GLA     Investment
  ------              -----      ---------------    ---------     ----------

Southern California  2,486,531  $  347,757,701         10.2%          14.2%

Northern California  1,259,905     191,997,799          5.2%           7.8%

Pacific Northwest    1,406,804     188,494,096          5.8%           7.7%

Colorado/Arizona     1,197,043     104,111,994          4.9%           4.2%

Texas                3,724,736     358,005,912         15.2%          14.6%

Midwest              2,589,631     244,860,418         10.6%          10.0%

Mid-Atlantic           520,479      48,576,019          2.1%           2.0%

Southeast            5,396,266     519,377,514         22.1%          21.2%

Florida              5,842,915     450,081,670         23.9%          18.3%
                    ----------  --------------        ------         ------
                    24,424,310  $2,453,263,123        100.0%         100.0%
                    ==========  ==============        ======         ======

As of 6/30/98


(1) Includes future contract commitments.

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                REGENCY IS THE ONLY NATIONAL COMPANY FOCUSED ON
                           GROCERY-ANCHORED CENTERS

                                                                                                           Percent
                           Geographic          Major               Product                Percent          Grocery
                              Focus           Markets               Focus               Retail/(1)/      Anchor/(2)/
                           ----------         -------            ------------           -----------      -----------
REGENCY                     NATIONAL          FL, CA, TX,        NEIGHBORHOOD              100%              87%
                                              GA, OH, NC            INFILL

Kimco                       National          FL, PA, IL,         Community/                98%              24%
                                                TX, OH           Neighborhood

Developers Diversified      Midwest/          OH, FL, MO         Power/Community            99%              52%
                            Southeast

Weingarten                  Southwest             TX              Community/                81%              N/A
                                                                 Neighborhood

New Plan Excel              National          GA, NY, OH         Power/Community            74%/(3)/         N/A
                            CA, NC, FL, TN

Federal Realty              National          MD, VA, NJ, PA     Neighborhood/             100%              50%
                                                                 Community/"Mainstreet"

(1) Percent of total portfolio.
(2) Percent of retail component of total portfolio.
(3) Includes 52 apartment communities comprised of 12,400 units (assumption of 1,000 square feet per unit).

                     [LOGO OF REGENCY REALTY APPEARS HERE]

                    REGENCY WILL PLAY KEY ROLE IN CONTINUED
                       CONSOLIDATION OF GROCERY BUSINESS



                                 Actual 1997     Estimated 2002                 Top 10 Food Retailers' Market Share
Top U.S. Food Retailers         Market Share      Market Share
-----------------------         ------------     --------------

Albertson's(15)                    3.2%             8.7%

American Stores*                   4.2

Safeway(18)                        5.0              7.7

Wal-Mart                           2.4              7.7

Kroger(33)                         5.9              6.6

Ahold USA                          3.2              5.4

Fred Meyer(8)                      1.2              4.9

Publix(33)                         2.5              3.2

Winn Dixie(17)                     3.0              3.2

Food Lion(2)                       2.2              2.8

A&P(3)                             2.3              2.1

H.E.B.(2)                          1.1              1.3
                                  ----             ----
                                  36.2%            53.6%

                                                                      [Bar Graph Showing Top Food Retailers Market Share By Country]

                                                                       Source: Harvard Business School; Merrill Lynch & Co.


* To be purchased by Albertson's.
Source: Merrill Lynch & Co.

                     [LOGO OF REGENCY REALTY APPEARS HERE]


                          ENHANCED BALANCE SHEET/(1)/



          Pre-Merger                                         Post-Merger
       $1,096.8 Million                                   $2,030.3 Million



[Pie Graph Showing Pre-Merger                  [Pie Graph Showing Post-Merger
      Debt and Equity]                                 Debt and Equity]


                  Provides $600 Million of Credit Capacity

(1) Stock price as of October 9, 1998.